UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

YANGTZE RIVER DEVELOPMENT LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-55576	27-1636887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

41 John Street, Suite 2A, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

(646) 861-3315

Registrant’s telephone number, including area code:

183 Broadway, Suite 5
New York, NY 10007
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer

On May 5, 2017, Xin “Cindy” Zheng tendered her resignation as the Chief Financial Officer of Yangtze River Development Limited (the “Company”), such resignation to be effective as of May 10, 2017. Ms. Zheng will assist in the transition of the Chief Financial Officer role until her departure from the Company. Ms. Zheng’s departure is not due to a dispute or disagreement with the Company.

(c) Appointment of Chief Financial Officer

On May 5, 2017, Tsz-Kit “Jerry” Chan was nominated by the Company’s Nomination Committee of the board of directors, and was approved and appointed by the board of directors to serve as the Company’s Chief Financial Officer, effective as of May 10, 2017.  Mr. Chan, 41 years of age, is a dedicated professional with a proven track record in corporate governance and the US financial reporting. He was the Chief Financial Officer of QKL Stores Inc, a company listed on the NASDAQ Exchange, during the period from 2010 to 2016. Mr. Chan holds a Master of Business Administration from the Chinese University of Hong Kong. He is a certified public accountant in Hong Kong, and also a member of the American Institute of Certified Public Accountants.

(e) Employment Agreement

Pursuant to the appointment, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Chan to serve as the Company’s Chief Financial Officer. The term of the Agreement is for one year, commencing on May 10, 2017, and automatically renews for successive one year periods, subject to the Company’s right to terminate the Agreement at any time upon thirty (30) days prior written notice. In addition, during the term of the Agreement, Mr. Chan has the right to resign and terminate the Agreement upon thirty (30) days prior written notice to the Company. The Agreement also contains covenants regarding non-competition and confidentiality. Pursuant to the Agreement, Mr. Chan will receive a monthly salary of USD $8,000, and share-based compensation of 100,000 shares of the Company’s common stock for his first year of employment. Mr. Chan may also be eligible to participate in incentive plans that the Company may establish from time to time, subject to the terms and conditions of the applicable plan.

 The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Family Relationships

There are no family relationships between Mr. Chan and any other employee or member of the board of directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Chan reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 10.1	Employment Agreement by and between the Company and Tsz-Kit Chan, dated May 5, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

YANGTZE RIVER DEVELOPMENT LIMITED

Date: May 10, 2017	By:	/s/ Xiangyao Liu
Xiangyao Liu President & CEO

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